Exhibit 99.1

DONNELLEY FINANCIAL REPORTS FIRST-QUARTER 2017 RESULTS

Chicago, May 4, 2017 – Donnelley Financial Solutions (NYSE: DFIN) today reported financial results for the first quarter 2017.

Highlights:

•	First-quarter net sales of $267.3 million grew 11.3% from the first quarter of 2016

•	First-quarter GAAP net earnings of $9.3 million, or $0.28 per diluted share, compared to GAAP net earnings in the first quarter of 2016 of $13.4 million, or $0.41 per diluted share

•	First-quarter 2016 does not include interest expense associated with the debt raised in connection with the spin-off from RR Donnelley

•	First-quarter non-GAAP net earnings(1) of $13.9 million, or $0.42 per diluted share, compared to non-GAAP net earnings in the first quarter of 2016 of $14.0 million, or $0.43 per diluted share

•	First-quarter 2016 does not include interest expense associated with the debt raised in connection with the spin-off from RR Donnelley

•	Non-GAAP adjusted EBITDA(1) in the quarter of $45.0 million increased by $12.1 million, or 37%, from the first quarter of 2016

•	Company raises full-year 2017 guidance for revenue, non-GAAP adjusted EBITDA and free cash flow

(1)	Non-GAAP net earnings and non-GAAP adjusted EBITDA are non-GAAP measures that exclude the impact of items noted in the reconciliation in the attached schedules. See the attached schedules for amounts and reconciliations to the most comparable GAAP measures.

“We are pleased with our first-quarter performance,” said Daniel N. Leib, Donnelley Financial’s President and Chief Executive Officer. “Strong revenue growth was driven by the improvement in capital markets activity levels, growth in our software product offerings of Venue dataroom, ActiveDisclosure corporate compliance platform and our FundSuiteArc content management platform. This growth, coupled with our cost reduction efforts that we began to implement late last year, resulted in a 37% increase in non-GAAP adjusted EBITDA. Given the strong first-quarter performance, we are modestly raising our full-year guidance ranges for revenue, non-GAAP adjusted EBITDA and free cash flow.”

Leib continued, “Subsequent to quarter end, and as contemplated in the separation agreement with RR Donnelley, we received a cash payment of $68 million, which we used to pay down our term loan. Including this payment, we have reduced our term loan by $118 million since the spin-off, and are on track to reach the top end of our targeted leverage range by year-end 2017, while also continuing to invest in the business.”

Net Sales

Net sales in the first quarter of 2017 were $267.3 million, an increase of $27.2 million, or 11.3%, from the first quarter of 2016. After adjusting for changes in foreign exchange rates, organic sales increased 11.9% from the first quarter of 2016 driven primarily by an increase in capital markets transactions and growth in our software product offerings.

GAAP Earnings

First-quarter 2017 net earnings were $9.3 million, or $0.28 per diluted share, compared to net earnings of $13.4 million, or $0.41 per diluted share, in the first quarter of 2016. First-quarter 2016 net earnings do not include interest expense associated with the debt raised in connection with the spin-off from RR Donnelley. The first-quarter net earnings included pre-tax charges of $7.6 million and $0.9 million in 2017 and 2016, respectively, all of which are excluded from the presentation of non-GAAP net earnings. Additional details regarding the amount and nature of these and other items are included in the attached schedules.

Non-GAAP Earnings

Non-GAAP adjusted EBITDA in the first quarter of 2017 was $45.0 million, compared to $32.9 million in the first quarter of 2016. Non-GAAP adjusted EBITDA margin in the first quarter of 2017 was 16.8%, or 310 basis points higher than in the first quarter of 2016. The increase in non-GAAP adjusted EBITDA and non-GAAP adjusted EBITDA margin was primarily due to higher capital markets transactions and mutual funds volume and cost reduction actions, partially offset by an increase in selling, general, and administrative costs driven by the separation from RR Donnelley.

Non-GAAP net earnings totaled $13.9 million, or $0.42 per diluted share, in the first quarter of 2017 compared to $14.0 million, or $0.43 per diluted share, in the first quarter of 2016. First-quarter 2016 non-GAAP net earnings do not include interest expense associated with the debt raised in connection with the spin-off from RR Donnelley. Reconciliations of net earnings to non-GAAP adjusted EBITDA and non-GAAP net earnings are presented in the attached schedules.

Dis-synergies and Allocation of Costs in Historical Carve-out Accounting

As previously communicated, the combination of dis-synergies and recognition of ongoing costs in excess of the costs allocated to the Company in 2015 results in incremental cost of approximately $29.8 million, of which approximately $16.5 million was recognized in 2016 with an incremental increase of approximately $13.3 million expected in 2017. Of the $13.3 million expected to be recognized in 2017, approximately $5.0 million was recognized in the first quarter. The Company expects to recognize approximately $3.0 million in the second quarter of 2017 and $5.3 million in the third quarter of 2017.

2017 Guidance

The Company provides the following updated full-year guidance for 2017, reflecting a modest improvement from previous guidance:

•	Revenue of approximately $1 billion, representing organic growth in the range of 3% to 5%

•	Non-GAAP adjusted EBITDA in the range of $175 - $180 million

•	Free cash flow(1) in the range of $50 - $60 million, which includes an assumption of capital spending in the range of $30 - $35 million

(1)	Defined as operating cash flow less capital expenditures

Certain components of the guidance given above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis. Information is presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, restructuring charges, impairment charges, spinoff-related transaction expenses, pension settlement charges, acquisition-related expenses, gains or losses on investments and business disposals, losses on debt extinguishment and other similar gains or losses not reflective of the Company’s ongoing operations. The Company does not believe that this information is likely to be significant to an assessment of the Company’s ongoing operations, given that it is not an indicator of business performance.

Conference Call

Donnelley Financial will host a conference call and simultaneous webcast to discuss its first-quarter results today, Thursday, May 4, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The live webcast will be accessible on Donnelley Financial’s web site: www.dfsco.com. Individuals wishing to participate must register in advance at http://www.meetme.net/DFIN. After registering, participants will receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 630.652.3042, passcode 8403075#.

About Donnelley Financial

Donnelley Financial (NYSE: DFIN) provides software and services that enable clients to communicate with confidence in a complex regulatory environment. With 3,600 employees in 61 locations across 18 countries, we provide thousands of clients globally with innovative tools for content creation, management and distribution, as well as data analytics and multi-lingual localization services. Leveraging advanced technology, deep-domain expertise and 24/7 support, we deliver cost-effective solutions to meet the evolving needs of our clients.

For more information about Donnelley Financial, visit dfsco.com.

Investor Contact:

Sloan Bohlen

Solebury Communications Group

investors@dfsco.com

Use of non-GAAP Information

Non-GAAP net earnings, non-GAAP adjusted EBITDA and free cash flow are non-GAAP financial measures as defined under the rules of the SEC. As calculated in the attached schedules, non-GAAP net earnings is defined as GAAP net earnings (loss) adjusted for restructurings and impairments, acquisition-related expenses, share-based compensation expense, spin-off related transaction expenses and certain other charges or credits; non-GAAP adjusted EBITDA is defined as GAAP net earnings (loss) adjusted for income taxes, interest expense, depreciation and amortization, restructurings and impairments, acquisition-related expenses, share-based compensation expense, spin-off related transaction expenses and certain other charges or credits; free cash flow is defined as net cash provided by operating activities less capital expenditures.

The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of Donnelley Financial and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about Donnelley Financial management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While Donnelley Financial believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Donnelley Financial’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from Donnelley Financial’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in Donnelley Financial’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in Donnelley Financial’s Form 10-K for the fiscal year ended December 31, 2016, those discussed under “Cautionary Statement” in Donnelley Financial’s quarterly Form 10-Q filings, and in other investor communications of Donnelley Financial’s from time to time. Donnelley Financial does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc.

Condensed Consolidated Balance Sheets

As of March 31, 2017 and December 31, 2016

(UNAUDITED)

(in millions, except per share data)

	March 31, 2017	December 31, 2016
Assets

Cash and cash equivalents	$12.3	$36.2
Receivables, less allowances for doubtful accounts of $7.5 in 2017 (2016 - $6.4)	233.3	156.2
Receivable from R.R. Donnelley	84.2	96.0
Inventories	27.5	24.1
Prepaid expenses and other current assets	17.3	17.1

Total Current Assets	374.6	329.6

Property, plant and equipment - net	36.0	35.5
Goodwill	446.5	446.4
Other intangible assets - net	50.9	54.3
Software-net	39.3	41.6
Deferred income taxes	39.1	37.0
Other noncurrent assets	38.2	34.5

Total Assets	$1,024.6	$978.9

Liabilities

Accounts payable	$101.3	$85.3
Accrued liabilities	99.8	100.7

Total Current Liabilities	201.1	186.0

Long-term debt	607.5	587.0
Deferred compensation liabilities	23.1	24.4
Pension and other postretirement benefits plan liabilities	55.0	56.4
Other noncurrent liabilities	13.4	14.0

Total Liabilities	900.1	867.8

Equity

Common stock, $0.01 par value
Authorized: 65.0 shares;	—	—
Issued: 32.8 shares in 2017 (2016 - 32.6 shares)	0.3	0.3
Additional paid-in capital	183.5	179.9
Retained earnings (deficit)	8.5	(0.8)
Accumulated other comprehensive loss	(67.8)	(68.3)

Total Equity	124.5	111.1

Total Liabilities and Equity	$1,024.6	$978.9

Donnelley Financial Solutions, Inc.

Condensed Consolidated and Combined Statements of Operations

For the Three Months Ended March 31, 2017 and 2016

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended March 31,
	2017 GAAP	ADJUSTMENTS TO NON-GAAP	2017 NON-GAAP	2016 GAAP	ADJUSTMENTS TO NON-GAAP	2016 NON-GAAP
Services net sales	$154.0	$—	$154.0	$139.8	$—	$139.8
Products net sales	113.3	—	113.3	100.3	—	100.3

Total net sales	267.3	—	267.3	240.1	—	240.1

Services cost of sales (1)	77.7	—	77.7	71.9	—	71.9
Services cost of sales with R.R. Donnelley affiliates (1)	9.9	—	9.9	11.2	—	11.2
Products cost of sales (1)	63.0	—	63.0	55.0	—	55.0
Products cost of sales with R.R. Donnelley affiliates (1)	18.8	—	18.8	20.4	—	20.4

Total cost of sales (1)	169.4	—	169.4	158.5	—	158.5

Selling, general and administrative expenses (SG&A) (1)	56.7	(3.8)	52.9	49.0	(0.3)	48.7
Restructuring, impairment and other charges - net	3.8	(3.8)	—	0.6	(0.6)	—
Depreciation and amortization	10.2	—	10.2	9.5	—	9.5

Income from operations	27.2	7.6	34.8	22.5	0.9	23.4

Interest expense - net	11.1	—	11.1	0.3	—	0.3

Earnings before income taxes	16.1	7.6	23.7	22.2	0.9	23.1

Income tax expense	6.8	3.0	9.8	8.8	0.3	9.1

Net earnings	$9.3	$4.6	$13.9	$13.4	$0.6	$14.0

Net earnings per share:
Basic net earnings per share	$0.29		$0.43	$0.41		$0.43
Diluted net earnings per share	$0.28		$0.42	$0.41		$0.43
Weighted average number of common shares outstanding (2):
Basic	32.6		32.6	32.4		32.4
Diluted	32.8		32.8	32.4		32.4

Additional information:
Gross margin (1)	36.6%		36.6%	34.0%		34.0%
SG&A as a % of total net sales (1)	21.2%		19.8%	20.4%		20.3%
Operating margin	10.2%		13.0%	9.4%		9.7%
Effective tax rate	42.2%		41.4%	39.6%		39.4%

(1)	Exclusive of depreciation and amortization
(2)	For periods prior to the Separation, basic and diluted earnings per share were calculated using the number of shares distributed and retained by R.R. Donnelley (“RRD”), totaling 32.4 million. The same number of shares was used to calculate basic and diluted earnings per share since there were no Donnelley Financial equity awards outstanding prior to the spin-off.

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Donnelley Financial Solutions, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended March 31, 2017 and 2016

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended March 31, 2017
	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share
GAAP basis measures	$56.7	$27.2	10.2%	$9.3	$0.28

Non-GAAP adjustments:

Restructuring, impairment and other charges - net	—	3.8	1.4%	2.3	0.07
Spinoff-related transaction expenses	(2.7)	2.7	1.0%	1.6	0.05
Share-based compensation expense	(1.1)	1.1	0.4%	0.7	0.02

Total Non-GAAP adjustments	(3.8)	7.6	2.8%	4.6	0.14

Non-GAAP measures	$52.9	$34.8	13.0%	$13.9	$0.42

	For the Three Months Ended March 31, 2016
	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share (1)
GAAP basis measures	$49.0	$22.5	9.4%	$13.4	$0.41

Non-GAAP adjustments:

Restructuring, impairment and other charges - net	—	0.6	0.2%	0.4	0.01
Share-based compensation expense	(0.3)	0.3	0.1%	0.2	0.01

Total Non-GAAP adjustments	(0.3)	0.9	0.3%	0.6	0.02

Non-GAAP measures	$48.7	$23.4	9.7%	$14.0	$0.43

(1)	For periods prior to the Separation, basic and diluted earnings per share were calculated using the number of shares distributed and retained by RRD, totaling 32.4 million. The same number of shares was used to calculate basic and diluted earnings per share since there were no Donnelley Financial equity awards outstanding prior to the spin-off.

Donnelley Financial Solutions, Inc.

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended March 31, 2017 and 2016

(UNAUDITED)

(in millions)

	U.S.	International	Corporate	Consolidated

For the Three Months Ended March 31, 2017
Net sales	$230.4	$36.9	$—	$267.3
Income (loss) from operations	37.0	0.2	(10.0)	27.2
Operating margin %	16.1%	0.5%	nm	10.2%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	2.5	0.7	0.6	3.8
Spinoff-related transaction expenses	—	—	2.7	2.7
Share-based compensation expense	—	—	1.1	1.1

Total Non-GAAP adjustments	2.5	0.7	4.4	7.6

Non-GAAP income (loss) from operations	$39.5	$0.9	$(5.6)	$34.8
Non-GAAP operating margin %	17.1%	2.4%	nm	13.0%

Depreciation and amortization	8.8	1.4	—	10.2

Non-GAAP Adjusted EBITDA	$48.3	$2.3	$(5.6)	$45.0
Non-GAAP Adjusted EBITDA margin %	21.0%	6.2%	nm	16.8%

For the Three Months Ended March 31, 2016
Net sales	$208.1	$32.0	$—	$240.1
Income (loss) from operations	22.0	3.0	(2.5)	22.5
Operating margin %	10.6%	9.4%	nm	9.4%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	0.6	—	—	0.6
Share-based compensation expense	—	—	0.3	0.3

Total Non-GAAP adjustments	0.6	—	0.3	0.9

Non-GAAP income (loss) from operations	$22.6	$3.0	$(2.2)	$23.4
Non-GAAP operating margin %	10.9%	9.4%	nm	9.7%

Depreciation and amortization	8.3	1.1	0.1	9.5

Non-GAAP Adjusted EBITDA	$30.9	$4.1	$(2.1)	$32.9
Non-GAAP Adjusted EBITDA margin %	14.8%	12.8%	nm	13.7%

Donnelley Financial Solutions, Inc.

Condensed Consolidated and Combined Statements of Cash Flows

For the Three Months Ended March 31, 2017 and 2016

(UNAUDITED)

(in millions)

	For the Three Months Ended March 31,
	2017	2016
Net earnings	$9.3	$13.4
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	10.2	9.5
Provision for doubtful accounts receivable	1.8	0.2
Share-based compensation	1.1	0.3
Deferred income taxes	(2.2)	(0.3)
Net pension and other postretirement benefits plan income	(0.8)	(0.2)
Other	0.4	—
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable - net	(66.7)	(52.8)
Inventories	(3.4)	(2.9)
Prepaid expenses and other current assets	(4.4)	(0.5)
Accounts payable	15.0	4.5
Income taxes payable and receivable	7.7	(0.3)
Accrued liabilities and other	(6.1)	(13.5)
Pension and other postretirement benefits plan contributions	(0.1)	(1.1)

Net cash used in operating activities	$(38.2)	$(43.7)

Capital expenditures	(4.3)	(8.5)
Purchase of investment	(3.4)	—
Other investing activities	0.2	2.4

Net cash used in investing activities	$(7.5)	$(6.1)

Revolving facility borrowings	57.0	—
Payments on revolving facility borrowings	(37.0)	—
Debt issuance costs	(1.5)	—
Net transfers related to the Separation	3.1	—
Net change in short-term debt	—	6.9
Net transfers to Parent and affiliates	—	39.7
Other financing activities	—	0.2

Net cash provided by financing activities	$21.6	$46.8

Effect of exchange rate on cash and cash equivalents	0.2	2.9

Net decrease in cash and cash equivalents	$(23.9)	$(0.1)

Cash and cash equivalents at beginning of period	36.2	15.1

Cash and cash equivalents at end of period	$12.3	$15.0

Additional Information:
	2017	2016
For the Three Months Ended March 31:
Net cash used in operating activities	$(38.2)	$(43.7)
Less: capital expenditures	4.3	8.5

Free cash flow	$(42.5)	$(52.2)

Donnelley Financial Solutions, Inc.

Reconciliation of Reported to Organic Net Sales

For the Three Months Ended March 31, 2017 and 2016

(UNAUDITED)

(in millions)

For the Three Months Ended
Reported net sales
March 31, 2017
Capital Markets	$119.1
Investment Markets	100.1
Language Solutions and other	11.2

U.S.	230.4
International	36.9

Consolidated	$267.3

March 31, 2016
Capital Markets	$106.8
Investment Markets	91.1
Language Solutions and other	10.2

U.S.	208.1
International	32.0

Consolidated	$240.1

Net sales change
Capital Markets	11.5%
Investment Markets	9.9%
Language Solutions and other	9.8%

U.S.	10.7%
International	15.3%
Consolidated	11.3%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates
U.S.	—%
International	(4.1%)
Consolidated	(0.6%)

Net organic sales change (1)
U.S.	10.7%
International	19.4%
Consolidated	11.9%

(1)	Adjusted for the impact of changes in FX rates

Donnelley Financial Solutions, Inc.

Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended March 31, 2017 and 2016

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016

GAAP net earnings (loss)	$55.0	$9.3	$(0.8)	$10.2	$36.3

Adjustments
Income tax expense (benefit)	33.2	6.8	(4.1)	7.9	22.6
Interest expense (income)-net	22.5	11.1	11.4	(0.1)	0.1
Depreciation and amortization	44.0	10.2	13.2	9.8	10.8
Restructuring, impairment and other charges-net	8.6	3.8	1.8	1.7	1.3
Share-based compensation expense	3.3	1.1	1.3	0.2	0.7
Spin-off related transaction expenses	7.6	2.7	4.9	—	—

Total Non-GAAP adjustments	119.2	35.7	28.5	19.5	35.5

Non-GAAP adjusted EBITDA	$174.2	$45.0	$27.7	$29.7	$71.8

Net sales	$1,010.7	$267.3	$221.0	$224.4	$298.0
Non-GAAP adjusted EBITDA margin %	17.2%	16.8%	12.5%	13.2%	24.1%

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

GAAP net earnings	$93.9	$13.4	$23.2	$16.8	$40.5

Adjustments
Income tax expense	60.5	8.8	14.8	11.1	25.8
Interest expense-net	1.1	0.3	0.2	0.3	0.3
Investment and other income-net	(0.1)	—	(0.1)	—	—
Depreciation and amortization	40.2	9.5	9.7	10.3	10.7
Restructuring, impairment and other charges-net	4.5	0.6	1.1	1.4	1.4
Share-based compensation expense	1.5	0.3	0.3	0.3	0.6

Total Non-GAAP adjustments	107.7	19.5	26.0	23.4	38.8

Non-GAAP adjusted EBITDA	$201.6	$32.9	$49.2	$40.2	$79.3

Net sales	$1,019.2	$240.1	$238.6	$231.6	$308.9
Non-GAAP adjusted EBITDA margin %	19.8%	13.7%	20.6%	17.4%	25.7%

Donnelley Financial Solutions, Inc.

Debt and Liquidity Summary

As of March 31, 2017 and December 31, 2016

(UNAUDITED)

(in millions)

Total Liquidity	March 31, 2017	December 31, 2016
Availability
Stated amount of the Revolving Facility	$300.0	$300.0
Less: availability reduction from covenants	107.5	145.4

Amount available under the Revolving Facility (1)	192.5	154.6

Usage
Borrowings under the Revolving Facility (1)	20.0	—
Impact on availability related to outstanding letters of credit	2.2	0.9

	22.2	0.9

Availability under the Revolving Facility	170.3	153.7

Cash (2)	12.3	36.2

Net Available Liquidity (3)	$182.6	$189.9

Long-term debt	$607.5	$587.0

Total debt	$607.5	$587.0

Non-GAAP adjusted EBITDA for the twelve months ended March 31, 2017 and the year ended December 31, 2016	$174.2	$162.1

Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA)	3.5x	3.6x

(1)	On September 30, 2016, the Company entered into a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Leverage Ratio, both as defined and calculated in the Credit Agreement. There were $20.0 million of outstanding borrowings under the Revolving Facility as of March 31, 2017. Based on the Company’s results of operations for the twelve months ended March 31, 2017 and existing debt, the Company would have had the ability to utilize $170.3 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the agreement.
(2)	Approximately 84% and 46% of cash as of March 31, 2017 and December 31, 2016, respectively, was located outside of the U.S. Certain cash balances of foreign subsidiaries may be subject to U.S. or local country taxes if repatriated to the U.S. In addition, repatriation of some foreign cash balances is further restricted by local laws.
(3)	Pursuant to the Separation and Distribution Agreement and subsequent to quarter-end, the Company received a cash payment of $68.0 million from RRD on April 3, 2017. The proceeds were used to reduce outstanding debt under the $350.0 million senior secured term loan B facility. This activity is not reflected in the table above.